UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2013

Date of Report

April 25, 2013

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54654	N/A
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of principal executive offices, including zip code)

(770) 222-5888

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On April 26, 2013 Labor Smart, Inc. (the “Company”) terminated the Investment Agreement entered into on April 12, 2013 (the “Agreement”) with Intelliace Group, LLC (“Intelliace”) which was disclosed as a subsequent event in our Form 10-K for the year ended December 31, 2012.  Under the terms of the Agreement, Intelliace was required to purchase $400,000 worth of Debentures.  Intelliace did not fund the first Debenture as required by the Agreement.  Accordingly, the Company has cancelled the Agreement and Intelliace has returned the escrow shares and commitment shares issued under the Agreement.  No early termination shares were incurred by the Company.

Item 8.01 Other Events.

On April 25, 2013, the Company entered into a Shareholder Loan Agreement (the “Loan Agreement”) with Ryan Schadel (“Schadel”), the president and majority shareholder of the Company.  Under the terms of the Loan Agreement, Schadel agreed to refinance his original loans and accrued interest, which were in default, into a new loan which shall be due on demand and bears interest at a rate of zero percent (0%).  A copy of the Loan Agreement is attached hereto as Exhibit 99.1

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Shareholder Loan Agreement dated April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013

LABOR SMART INC.
By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer